PURCHASE AGREEMENT
                             FOR
               BARTLETT, BOZEMAN & LEVIN, LLC
                             AND
                    BARTLETT AGENCY, INC.
                             BY
     HILB, ROGAL AND HAMILTON COMPANY OF THE QUAD CITIES


     1.   On September 30, 1996, Hilb, Rogal and Hamilton
Company of the Quad Cities, an Illinois corporation
("Buyer") and a wholly-owned subsidiary of Hilb, Rogal and Hamilton Company ("HRH"), acquired substantially all of the operating assets of Bartlett Agency, Inc., an Illinois corporation ("Bartlett").

     2. Bartlett, along with David Bozeman and Stewart Levin, owns all of Bartlett, Bozeman & Levin, LLC, which operates an insurance agency in the Chicago area ("LLC"). The members of LLC and the Shareholders of Bartlett now collectively wish to have substantially all of the operating assets of LLC conveyed to Buyer on substantially the same terms as Bartlett sold its assets to Buyer. Accordingly, the numbers in the Management Incentive Agreement and the terms of the Purchase Agreement are modified as shown on Exhibits 1 and 2 attached hereto. All references in such agreement to Seller and to Shareholders, respectively, shall be deemed to include LLC and the members of LLC, respectively.

     3. LLC has attached hereto as Exhibit 3 all those disclosures it would have been required to make had it originally been a party to the Purchase Agreement set forth in Exhibit 2.

     4. LLC and Bartlett have reached agreement among themselves as to allocation of proceeds pursuant to this Purchase Agreement, as set forth in Exhibit 4.

     5.   The obligation of Buyer to conclude this Purchase
Agreement is conditioned upon:

          a.   LLC executing the bill of sale set forth as
Exhibit 5;

          b.   Messrs. Bozeman and Levin executing the
          employment     agreements set forth as Exhibits 6
          and 7;

          c.   LLC purchasing adequate tail insurance;

          d. LLC making proper arrangements to assign its lease to Buyer; and

          e.   LLC clearing title to the assets conveyed,
          including the  deposit of adequate funds into an
          escrow account to   pay LLC's insurance company
          payables.

     6. HRH's signature hereto acts as the same guaranty as given to Bartlett in the original purchase agreement.

     7. HRH will not deliver its common stock for LLC until it has filed the S-4 registering 7,797 shares of HRH stock and the members of LLC have signed an acknowledgment thereafter requesting delivery of such shares.

WITNESS the signature of all parties hereto this 7th day of October, 1996.


HILB, ROGAL AND HAMILTON COMPANY

By:_____________________________________
Its:_____________________________________

BARTLETT AGENCY, INC.

By:_____________________________________
Its:_____________________________________

BARTLETT, BOZEMAN & LEVIN, LLC

By:_____________________________________
Its:_____________________________________

_________________________________           ________________________________
Richard J. Miles                            David Bozeman

_________________________________           _________________________________
Thomas K. Bracke                            Stewart Levin

_________________________________
John J. Barrett

_________________________________
Bradley T. Boyle
                          EXHIBIT 2

                 AGREEMENT OF PURCHASE AND SALE
                         BY AND BETWEEN
      HILB, ROGAL AND HAMILTON COMPANY OF THE QUAD CITIES
                              AND
                     BARTLETT AGENCY, INC.
                             AND
               BARTLETT, BOZEMAN & LEVIN, LLC



      THIS  AGREEMENT, effective as of 12:01 a.m. on October

1,  1996  ("Effective Date"), is made and entered into  this

30th day of September, 1996, by and between HILB, ROGAL  AND

HAMILTON   COMPANY   OF   THE  QUAD  CITIES,   an   Illinois

corporation ("Buyer"), HILB, ROGAL AND HAMILTON  COMPANY,  a

Virginia  corporation  ("HRH"), BARTLETT  AGENCY,  INC.,  an

Illinois  corporation ("Bartlett"), and BARTLETT, BOZEMAN  &

LEVIN,  LLC,  an Illinois limited liability company  ("LLC")

(Bartlett and LLC, collectively, "Seller"), RICHARD J. MILES

("Mr.  Miles"),  THOMAS K. BRACKE ("Mr.  Bracke"),  JOHN  J.

BARRETT  ("Mr.  Barrett"),  DAVID BOZEMAN  ("Mr.  Bozeman"),

STEWART  LEVIN  ("Mr.  Levin") and BRADLEY  T.  BOYLE  ("Mr.

Boyle"),  with Messrs. Miles, Bracke, Barrett and Boyle  and the members of LLC collectively being referred to herein  as

"Shareholders".

                      W I T N E S S E T H:

      WHEREAS,  HRH  is  engaged in the business  of  owning

insurance agencies;

      WHEREAS, Seller currently conducts an insurance agency

business in and around the quad cities area of Illinois  and

Iowa  (Moline,  Rock Island, Davenport and  Bettendorf)  and

greater Chicago;

     WHEREAS, Shareholders own Seller;



     PORTIONS OF THIS AGREEMENT ARE SUBJECT TO ARBITRATION.



      WHEREAS, Shareholders desire that Seller sell  certain

of  its  assets  utilized in that business under  the  terms hereinafter provided;

      WHEREAS,  HRH desires that Buyer purchase  certain  of

Seller's assets utilized in such business.

      NOW THEREFORE, in consideration of the premises and of

the mutual promises and covenants hereinafter set forth, and intending to be legally bound, the parties hereto  agree  as follows:

      1.    Sale and Assignment of Assets.  Subject  to  the

terms  and  conditions contained in this  Agreement,  Seller hereby  agrees to sell convey, transfer, assign and  deliver to  Buyer, free and clear of any judgment, mortgage, pledge,

lien, conditional sale agreement, security interest, option,

or  other encumbrance or claim of any nature whatsoever, all of  Seller's  right,  title  and  interest  in  and  to  the following  assets  ("Assets"):  (i) its  insurance  customer lists,  expiration  lists  and records,  book  of  business,

business   records,  files  and  daily  reports;  (ii)   all

furniture,  fixtures and equipment identified on Schedule  1 attached  hereto, all of which are used in, or form  a  part of,  Seller's insurance agency business; (iii)  all  of  its rights  and  interest in and to its agency  agreements  with those  insurance  companies for  which  it  acts  as  agent,

including all contingency and profit sharing agreements with such  companies; (iv) certain maintenance agreements related to  the  assets  listed on Schedule 1; (v)  all  restrictive covenants or other agreements protecting or prohibiting  any

of   the  accounts  transferred  in  (i)  above  from  being

solicited  by  others;  and (vi)  the  goodwill  of  Seller,

including,  but  not  limited  to,  the  corporate  name  of

"Bartlett  Agency,  Inc.," the name "Bartlett,  Bozeman  and

Levin"  and  any trade names related thereto.  Seller  shall sign  such Bills of Sale in form and substance as set  forth in  Schedule  1.1,  or  other  documents  of  assignment  or transfer as Buyer shall request.

Buyer  is  not  acquiring, and is hereby expressly  excluded from  acquiring  from Seller, the following  assets  of  the

Seller  which the Seller retains:  (i) cash or other readily liquid  working capital on hand as of the close of  business

of   Seller   on  the  day  prior  to  the  Effective   Date

("Pre-Effective   Moment");   (ii)   accounts   and    other

receivables  as  of  the  Pre-Effective  Moment,   including

commissions earned but not paid on business billed by Seller which was written and having an effective date prior to  the

Pre-Effective Moment, but excluding direct bill  commissions

which  shall be treated as earned when received; and   (iii)

prepaid  insurance,  finance charges,  taxes  and  licenses.

Except  for  Seller=s  lease and the obligations  listed  in

Schedule  6.K,  Buyer  is not assuming  any  liabilities  of

Seller of any kind and shall be fully indemnified therefor.

     2.   Purchase Price.  In consideration for the transfer

and  assignment  of  the above-described Assets,  the  Buyer shall  pay  to the Seller at the times specified herein  the potential maximum value of EIGHT MILLION TWO HUNDRED EIGHTY-

FIVE  THOUSAND DOLLARS ($8,285,000) payable as follows (with the  payments referenced below in A, B and C being hereafter collectively referred to as APurchase Price@):

           A.    On  the  later of the Closing Date  or  the

Effective  Date  ("Transfer Date"), Buyer shall  deliver  to

Seller  the  sum  of  TWO  MILLION TWO  HUNDRED  NINETY-NINE

THOUSAND  DOLLARS ($2,299,000) ($1,995,000 on September  30,

1996, and $304,000 on October 7, 1996);

           B.   On the Transfer Date, Buyer shall deliver to

Seller  a  certificate equaling, or certificates  totalling,

the value of SEVEN HUNDRED FIFTY-THREE THOUSAND FIVE HUNDRED and  00/100 DOLLARS ($753,500) in shares of the common stock of  HRH  ("HRH Stock") ($650,000 on September 30,  1996  and

$103,500  on October 7, 1996) where the HRH Stock is  valued at  its average closing price on the New York Stock Exchange over a period of five (5) consecutive trading days, with the fifth and final trading day being the last trading day which is  more  than  ten (10) days prior to the  earlier  of  the

Effective Date or the Closing Date, which amount is $13.275.

To  the  extent the total number of shares of HRH  Stock  so calculated  is not in a whole number of shares, Buyer  shall round up any fraction of 0.5 or greater and shall round down any fraction less than 0.5.

           C.    Buyer  shall  deliver the  balance  of  the

Purchase  Price to the Seller in the form of three  variable payments  which  will  be  payable, respectively,  fourteen,

twenty-six and thirty-eight months after the Effective  Date

(or  as  soon thereafter as the Year 1, Year 2  and  Year  3

Agency   Profits,  as  hereinafter  defined,   are   finally

determined)  in the potential maximum amounts of $1,744,167,

$1,744,167  and $1,744,167, respectively ("Buyer's  Deferred

Obligations").   Buyer's  Deferred  Obligations  shall  have

interest  imputed  at  the  lowest applicable  federal  rate allowed  Buyer  pursuant to Section  1274  of  the  Internal

Revenue  Code of 1986 ("Code") with monthly compounding  and any  such imputed interest shall not be charged against Year

1,  Year  2  or  Year  3 Agency Profits.   Buyer's  Deferred

Obligations shall contain a right of offset as specified  in

Sections 3 and 13 hereof.

           D.    On  the  Transfer Date (and on  October  7,

1996),  Buyer  shall pay to each of the Shareholders  (other than  Bartlett),  not as a part of the  Purchase  Price  (as herein  defined) but as an integral part of the transactions contemplated  herein, that sum called for in the  Employment

Agreement  and Covenant Not to Compete for such  Shareholder to receive for covenanting not to compete with Buyer or HRH.

These  payments have been separately bargained  for  by  the parties  and  represent full and fair value to each  of  the

Shareholders  for his individual covenant  not  to  compete.

For  purposes  of  satisfying certain terms  and  conditions contained in Sections 8.1.J and 12 of this Agreement, a  pro rata  portion  of  these payments to  the  Shareholders  for covenanting not to compete may be drawn from to satisfy  the amount of cash required to be withheld to satisfy the  terms and conditions contained therein.

           E.    In exchange for the promise to deliver  the

Purchase  Price  to Seller, Buyer shall receive  the  Assets from Seller free and clear of any lien or encumbrance of any kind whatsoever.

     3.   Abatement of the Purchase Price.

           A.   Abatement of Purchase Price Based on Year  1

Agency Profit.                          (1)  As used herein,

the term "Year 1 Agency Profit" shall mean the net profit of

Buyer  earned  from the Assets for the twelve  month  period beginning  October  1, 1996, and ending September  30,  1997

("Year 1"), determined in accordance with generally accepted accounting  principles  applied on a consistent  basis,  but subject  to certain accounting policies (which shall satisfy generally accepted accounting principles) adopted from  time to  time by HRH and applied uniformly in determining the net profit  of each subsidiary of HRH, before any provision  for federal  or state income taxes and before any provision  for

amortization  of  any  portion  of  the  Assets  which   are

intangible and before any provision for any overhead  charge

by   HRH,  as  the  parent  of  the  Buyer,  to  the  Buyer.

Additionally,  the  parties have reached  special  agreement with regard to the calculation of Year 1 Agency Profit as it relates  to  interest  income and  expense,  profit  sharing expense, bad debt expense, depreciation, professional  fees,

business insurance and other direct corporate costs,  and  a new  producer's  salary  as set forth  in  this  subsection.

Specifically,   interest  income  and   expense   shall   be

calculated  in a manner consistent with the pro  forma  such that  interest  income and expense shall  reflect  the  true operating results and shall not be unnecessarily credited or charged  with  excessive interest income or expense;  profit sharing expense shall be set at 7% of eligible compensation,

regardless  of the actual number (higher or lower)  actually determined  to  be contributed to HRH's Pension  and  Profit

Sharing Plan; bad debt expense charged against earnings from the  use  of  the Assets shall be $45,000 or the actual  bad debt  expense booked against the use of the Assets according to HRH accounting policy, whichever is greater; depreciation

charges  shall  be  set  at  $45,000  for  the  purpose   of

establishing  a  proper  charge to  fund  replacements;  the charges against the earnings from the use of the Assets  for professional  fees,  business  insurance  and  other  direct corporate costs shall be $150,000, regardless of the  actual costs  incurred therefor by Buyer; and Year 1 Agency  Profit shall  not be charged with up to $30,000 of a new producer's salary  provided that such new producer produces  commission income  from new accounts, which accounts were not  acquired as  part of the Assets or from existing customers of  Seller or Buyer, equal to at least 50% of such salary.

The  Buyer  shall  cause  the Year 1  Agency  Profit  to  be determined,  and  the  amount thereof  communicated  to  the

Shareholders,  as  soon as is reasonably  practicable  after

Year  1,  and,  in all events, no later than sixty-two  (62)

days  after Year 1.  In the event of a disagreement  by  the

Shareholders,  collectively, as to the  computation  of  the

Year 1 Agency Profit, such disagreement shall be resolved in the manner described in subparagraph D., below.

                (2)   To the extent the Year 1 Agency Profit

shall  be  less than $1,380,000 (with such deficiency  being the  "Year  1  Deficiency"), then for  each  $1  of  Year  1

Deficiency, Buyer shall be entitled to reduce the portion of the  Purchase Price payable in fourteen months by  aggregate amounts  of  $2.1667  down  to a  minimum  aggregate  amount payable,  before applicable offset or indemnity, of $747,500 for  $920,000 or less of Year 1 Agency Profit.  For example,

if  the Year 1 Deficiency equals $50,000, the fourteen month payment  to  be  received  by Seller  would  be  reduced  by

$108,335  to the aggregate amount payable, before applicable

offset   or  indemnity,  of  $1,635,832.   If  the  Year   1

Deficiency  equals or exceeds $460,000, the  fourteen  month payment  to  be received by Seller would be reduced  by  the maximum  amount of $996,667 to the minimum aggregate  amount payable, before applicable offset or indemnity, of $747,500.

           B.   Abatement of Purchase Price Based on Year  2

Agency Profit.                          (1)  As used herein,

the term "Year 2 Agency Profit" shall mean the net profit of the Buyer earned from the Assets for the twelve month period beginning  October  1, 1997, and ending September  30,  1998

("Year 2"), determined in accordance with generally accepted accounting  principles  applied on a consistent  basis,  but subject  to certain accounting policies (which shall satisfy generally accepted accounting principles) adopted from  time to  time by HRH and applied uniformly in determining the net profit  of each subsidiary of HRH, before any provision  for federal  or  state  income taxes, before any  provision  for

amortization  of  any  portion  of  the  Assets  which   are

intangible and before any provision for any overhead  charge

by   HRH,  as  the  parent  of  the  Buyer,  to  the  Buyer.

Additionally,  the  parties have reached  special  agreement with regard to the calculation of Year 2 Agency Profit as it relates  to  interest  income and  expense,  profit  sharing expense, bad debt expense, depreciation, professional  fees,

business insurance and other direct corporate costs,  and  a new  producer's  salary  as set forth  in  this  subsection.

Specifically,   interest  income  and   expense   shall   be

calculated  in a manner consistent with the pro  forma  such that  interest  income and expense shall  reflect  the  true operating results and shall not be unnecessarily credited or charged  with  excessive interest income or expense;  profit sharing expense shall be set at 7% of eligible compensation,

regardless  of the actual number (higher or lower)  actually determined  to  be contributed to HRH's Pension  and  Profit

Sharing Plan; bad debt expense charged against earnings from the  use  of  the Assets shall be $45,000 or the actual  bad debt  expense booked against the use of the Assets according to HRH accounting policy, whichever is greater; depreciation

charges  shall  be  set  at  $45,000  for  the  purpose   of

establishing  a  proper  charge to  fund  replacements;  the charges against the earnings from the use of the Assets  for professional  fees,  business  insurance  and  other  direct corporate costs shall be $150,000, regardless of the  actual costs  incurred therefor by Buyer; and Year 2 Agency  Profit shall  not be charged with up to $30,000 of a new producer's salary  provided that such new producer produces  commission income  from new accounts, which accounts were not  acquired as  part of the Assets or from existing customers of  Seller or Buyer, equal to at least 50% of such salary.

The  Buyer  shall  cause  the Year 2  Agency  Profit  to  be determined,  and  the  amount thereof  communicated  to  the

Shareholders,  as  soon as is reasonably  practicable  after

Year  2,  and,  in all events, no later than sixty-two  (62)

days after Year 2.  In the event of any disagreement by  the

Shareholders,  collectively, as to the  computation  of  the

Year 2 Agency Profit, such disagreement shall be resolved in the manner described in subparagraph D., below.

                (2)   To the extent the Year 2 Agency Profit

shall  be  less than $1,380,000 (with such deficiency  being the  "Year  2  Deficiency"), then for  each  $1  of  Year  2

Deficiency, Buyer shall be entitled to reduce the portion of the Purchase Price payable in twenty-six months by aggregate amounts  of  $2.1667,  down  to a minimum  aggregate  amount payable,  before applicable offset or indemnity, of $747,500 for  $920,000 or less of Year 2 Agency Profit.  For example,

if  the  Year  2  Deficiency equals $50,000, the  twenty-six month  payment to be received by Seller would be reduced  by

$108,335  to the aggregate amount payable, before applicable

offset   or  indemnity,  of  $1,635,832.   If  the  Year   2

Deficiency equals or exceeds $460,000, the twenty-six  month payment  to  be received by Seller would be reduced  by  the maximum  amount of $996,667 to the minimum aggregate  amount payable, before applicable offset or indemnity, of $747,500.

           C.   Abatement of Purchase Price Based on Year  3

Agency Profit.                          (1)  As used herein,

the term "Year 3 Agency Profit" shall mean the net profit of the Buyer earned from the Assets for the twelve month period beginning  October  1, 1998, and ending September  30,  1999

("Year 3"), determined in accordance with generally accepted accounting  principles  applied on a consistent  basis,  but subject  to certain accounting policies (which shall satisfy generally accepted accounting principles) adopted from  time to  time by HRH and applied uniformly in determining the net profit  of each subsidiary of HRH, before any provision  for federal  or  state  income taxes, before any  provision  for

amortization  of  any  portion  of  the  Assets  which   are

intangible and before any provision for any overhead  charge

by   HRH,  as  the  parent  of  the  Buyer,  to  the  Buyer.

Additionally,  the  parties have reached  special  agreement with regard to the calculation of Year 3 Agency Profit as it relates  to  interest  income and  expense,  profit  sharing expense, bad debt expense, depreciation, professional  fees,

business insurance and other direct corporate costs,  and  a new  producer's  salary  as set forth  in  this  subsection.

Specifically,   interest  income  and   expense   shall   be

calculated  in a manner consistent with the pro  forma  such that  interest  income and expense shall  reflect  the  true operating results and shall not be unnecessarily credited or charged  with  excessive interest income or expense;  profit sharing expense shall be set at 7% of eligible compensation,

regardless  of the actual number (higher or lower)  actually determined  to  be contributed to HRH's Pension  and  Profit

Sharing Plan; bad debt expense charged against earnings from the  use  of  the Assets shall be $45,000 or the actual  bad debt  expense booked against the use of the Assets according to HRH accounting policy, whichever is greater; depreciation

charges  shall  be  set  at  $45,000  for  the  purpose   of

establishing  a  proper  charge to  fund  replacements;  the charges against the earnings from the use of the Assets  for professional  fees,  business  insurance  and  other  direct corporate costs shall be $150,000, regardless of the  actual costs  incurred therefor by Buyer; and Year 3 Agency  Profit shall  not be charged with up to $30,000 of a new producer's salary  provided that such new producer produces  commission income  from new accounts, which accounts were not  acquired as  part of the Assets or from existing customers of  Seller or Buyer, equal to at least 50% of such salary.

The  Buyer  shall  cause  the Year 3  Agency  Profit  to  be determined,  and  the  amount thereof  communicated  to  the

Shareholders,  as  soon as is reasonably  practicable  after

Year  3,  and,  in all events, no later than sixty-two  (62)

days after Year 3.  In the event of any disagreement by  the

Shareholders,  collectively, as to the  computation  of  the

Year 3 Agency Profit, such disagreement shall be resolved in the manner described in subparagraph D., below.

                (2)   To the extent the Year 3 Agency Profit

shall  be  less than $1,380,000 (with such deficiency  being the  "Year  3  Deficiency"), then for  each  $1  of  Year  3

Deficiency, Buyer shall be entitled to reduce the portion of

the  Purchase  Price  payable  in  thirty-eight  months   by

aggregate  amounts  of $2.1667, down to a minimum  aggregate amount  payable, before applicable offset or  indemnity,  of

$747,500 for $920,000 or less of Year 3 Agency Profit.   For

example, if the Year 3 Deficiency equals $50,000, the thirty-

eighth  month  payment to be received  by  Seller  would  be reduced by $108,335 to the aggregate amount payable,  before applicable offset or indemnity, of $1,635,832.  If the  Year

3  Deficiency  equals or exceeds $460,000, the  thirty-eight month  payment to be received by Seller would be reduced  by the  maximum  amount  of $996,667 to the  minimum  aggregate amount  payable, before applicable offset or  indemnity,  of

$747,500.

          D.   Determination of Agency Profit.

                (1)   As  soon as practicable after Year  1,

Year  2  and  Year  3,  and in all  events,  no  later  than sixty-two (62) days after each of Year 1, Year 2 and Year 3,

respectively, Buyer or HRH shall deliver to the Shareholders the  determination of the Year 1 Agency Profit , the Year  2

Agency   Profit  and  the  Year  3  Agency  Profit  ("Profit

Statements").  In addition, the Shareholders or any firm  or certified  public accountants designated by the Shareholders

(referred  to  below  as the "Seller's Reviewer")  shall  be permitted  reasonable access to the work papers,  schedules,

memoranda  and other documents used in preparing the  Profit

Statements.

                 (2)  As  soon as is reasonably  practicable

after delivery to the Shareholders of the Profit Statements,

and,  in  all  events, within thirty (30)  days  after  such delivery, the Shareholders shall give written notice to  the

Buyer  either  to  the effect that the Profit  Statement  is acceptable  as prepared or specifying any disagreement  with respect to any item in such document.  In the event  of  any disagreement,  the Shareholders, on the one  hand,  and  the

Buyer,  on  the  other hand, shall each  make  a  reasonable attempt  to reconcile the difference; however, if  they  are unable  to  reconcile all differences  within  a  period  of fourteen (14) days after notification to the Buyer  of  such disagreement,  then the Shareholders, on the one  hand,  and the Buyer, on the other hand, shall submit all questions  in dispute  to  one of the "Big Six" firms of certified  public accountants (other than Seller's Reviewer or the  accounting

firm   normally  employed  by  Seller,  HRH  or  Buyer,   if

applicable,  and from a neutral location) as may  be  agreed upon by the Shareholders, on the one hand, and the Buyer, on the other hand, or, in default of such agreement, as may  be determined  by  the President at such time of  the  American

Institute  of  Certified  Public Accountants,  which  chosen accounting firm ("Umpire") shall, within a period of  thirty

(30)  days  after submission, determine and  report  to  the

Shareholders, on the one hand, and the Buyer, on  the  other hand,  upon all questions in dispute, and the report of  the

Umpire shall be final, conclusive and binding on the Seller,

Shareholders and the Buyer.  The fees charged by the  Umpire shall be equally divided between the Seller and the Buyer.

     The Profit Statements, as prepared by the Buyer or HRH,

or,  if varied by agreement between the Shareholders, on the one hand, and the Buyer, on the other hand, or by the report of the Umpire, then as so varied, shall be final, conclusive and binding on the Seller, Shareholders and the Buyer.

              E.      No    Commissions    Counted    Twice.

Notwithstanding anything in the foregoing to  the  contrary,

the  accounting for any account for purposes of  determining

Year 1 Agency Profit, Year 2 Agency Profit and Year 3 Agency

Profit  shall  be done in such a manner as  to  prevent  any commissions which are earned in one year from being  counted in two years and in such a manner as to prevent two years of commissions from any such account as being earned in any one year.

      4.   Allocation of Purchase Price.  The Purchase Price

shall be allocated at Closing in the manner prescribed under

Section  1060  of  the Code and the regulations  promulgated

thereunder.   Buyer  and  Seller  intend  to  allocate   the

Purchase  Price,  after imputation of  interest,  among  the

Assets as follows:

     Expiration Lists                        $5,605,385
     Furniture, Fixtures and Equipment       $160,000
      Goodwill                           Balance of Purchase
Price

To  the extent any payment based on Year 1 Agency Profit  or

Year 2 Agency Profit is less than the maximum payment called

for   herein,  Buyer  and  Seller  shall  first  apply  such

reduction   to  goodwill.   If  such  reductions   eliminate

goodwill, then such reduction shall next be applied  to  the value  of  the  expiration lists.  If any  payment  is  made pursuant  to the Agreement in excess of the Purchase  Price,

such excess shall be allocable to goodwill.  All adjustments shall  be discounted to their present value at the  time  of such  adjustment  by  using the imputed interest  percentage

which   shall   adjust  the  amount  of   imputed   interest

accordingly.  Buyer and Seller mutually covenant  and  agree that  for tax purposes each of them will report the purchase and sale consummated hereunder on the basis of the foregoing allocation.

     5.   Closing.  The closing ("Closing") shall be held at

the  offices of Seller on September 30, 1996, at  1:00  p.m.

("Closing  Date") and at the offices of LLC  on  October  7,

1996, for the purchase of that portion of Assets from LLC.

      6.    Representations  and Warranties  of  Seller  and

Shareholders.   Seller   and   Shareholders,   jointly   and

severally, hereby represent and warrant to the Buyer and HRH as follows:

           A.   Seller has good and marketable title to, and

owns,  the  Assets  to  be  sold, assigned  and  transferred hereunder,  and the Assets are free and clear from  any  and all  judgments, mortgages, pledges, liens, conditional sales agreements, security interest, options or other encumbrances or claims of every nature and kind whatsoever.

           B.    Bartlett  is a corporation  and  LLC  is  a

limited  liability company duly organized, validly  existing and  in  good standing as a domestic corporation or  limited liability  company under the laws of the State of  Illinois;

Seller  possesses  all necessary power to  enter  into  this

Agreement  and  to consummate the transactions  contemplated hereby;  the Shareholders and Board of Directors or  members of  Seller  have  taken, or will have taken by  the  Closing

Date,  all necessary actions to authorize the execution  and delivery  of  this  Agreement and the  consummation  of  the transactions contemplated hereby; and neither the  execution and  delivery of this Agreement nor the consummation of  the transactions contemplated hereby will breach or violate  any

provision   of   Seller's  articles  of   incorporation   or

organization   or  bylaws  or  of  any  statute,  ordinance,

contract, agreement or other such instrument to which Seller is a party or by which it is bound.

          C.   No notice, report or other filing is required

to   be   submitted   to,  and  no  consent,   approval   or

authorization   is  required  to  be  received   from,   any

governmental  authority  or  other  person  or   entity   in

connection with the execution and delivery of this Agreement

or   the   consummation  of  the  transactions  contemplated

hereunder.

           D.   Seller is not in default under any agreement

which is being assigned to Buyer hereunder.

           E.    There  are  no judgments,  actions,  suits,

levies, attachments or governmental or administrative agency proceedings  pending or threatened against or affecting  the

Assets  or  the transactions contemplated by this Agreement,

nor are there any such actions pending or threatened between

Seller  and  any of its clients or insurance  companies  for which it acts as agent.

           F.    Seller is, and has been, in full compliance

with all licensing and other regulatory laws for the conduct of  its  present operations (including, without  limitation,

its   property  and  casualty,  personal  lines   and   life

businesses)  and  all of Seller's employees  or  agents  who write  any  type  of  insurance for  Seller  (including  the

Shareholders) are and have been, in full compliance with all licensing  and  other regulatory laws such that  Seller  and

Shareholders  have no liabilities of any nature  related  to any  failure, whether intentional or inadvertent, to  comply with  any  such laws and which may attach to, or affect  the use of, the Assets by the Buyer or HRH.  Attached hereto  as

Schedule  6.F  is a complete list of all insurance  licenses held  by  Seller and all states in which it is qualified  to transact business.

            G.     Seller  maintains  errors  and  omissions

coverage for all of its operations in amounts which it deems

to   provide  adequate  coverage;  all  such  policies   are

described  on Schedule 6.G (carrier, retrodate, claims  made or  occurrence policy, deductible and limits); and there are no claims against Seller, its agents, employees or directors or any of the Shareholders.

           H.    Except as disclosed on Schedule 6.H, Seller

has  no employment agreement with any employee which is  not terminable  at will and no employee pension, profit-sharing,

or other retirement plan.

           I.    The list of Seller's liabilities as of  the

Pre-Effective  Moment,  including  liabilities  for   credit

receivables and liabilities to insurance companies  for  all

lines   of   insurance  business  outstanding  as   of   the

Pre-Effective Moment (which liabilities shall be  separately stated  and  referred  to  as "Credit  Receivables"  and  as

"Insurance  Company  Payables"), to be  attached  hereto  at

Closing  (or  as  soon  thereafter  as  is  practicable)  as

Schedule  6.I, will be complete and correct; and Seller  and the  Shareholders  are  and  will  be  responsible  for  all liabilities of Seller of any type whatsoever accrued  as  of the  Effective Date and agree to indemnify Buyer and HRH  to the  extent  either  pays  any such  liabilities,  including

without  limitation  any  costs  incurred  in  paying   such

liabilities.

            J.    Seller  and  Shareholders  understand  and

acknowledge  that the HRH Stock to be received  pursuant  to this  Agreement is registered and is subject to Rule 145  of the  Securities Exchange Commission; the HRH Stock is  being acquired for investment purposes only and not with a view to distribution or resale; any sale or other disposition of the

HRH   Stock  shall  be  made  pursuant  to  the  regulations

promulgated  under Rule 145 or other applicable  federal  or state  securities laws and in compliance with such laws  and regulations.

           K.    Except as disclosed on Schedule 6.K,  there

are  no maintenance or other continuing agreements affecting or concerning the use of the Assets.

           L.    Seller  has  timely filed all  tax  returns

required of it and timely paid all tax liabilities  owed  by it, such that no tax liabilities to Buyer or HRH of any kind whatsoever  could  be  attached to or  associated  with  the

Assets.

           M.   Seller and Shareholders have caused (or will

cause) to be delivered to Buyer true and complete copies  of

Seller's  federal and state income tax returns and financial statements  for  the  most recent three years  (compiled  or audited, as the case may be).  Seller and Shareholders shall cause  any  newly-prepared financial information  (including interim management reports) to be delivered promptly to  the

Buyer.

      Each of the foregoing financial statements is or  will

be  true  and correct, is or will be in accordance with  the books  and  records  of  Seller, presents  fairly,  or  will present  fairly,  the  financial condition  and  results  of operations  of  Seller as of and for the periods  indicated,

and  has  been prepared, or will be prepared, in  accordance with  generally accepted accounting principles  consistently applied  throughout the periods covered by such  statements.

All  such financial statements did not contain and will  not contain  any  untrue  statement of  any  material  fact  nor omitted  to state, or will omit to state, any material  fact required to be stated to make such financial statements  not misleading.

           N.    Except as disclosed on Schedule 6.N,  there

are  no financing statements or other security interests  of any kind filed or required to be filed against the Assets or affecting  the  use of, or title to, the Assets  ("Financing

Statements").  Except as further disclosed on Schedule  6.N,

there  are no deferred money purchase notes related  to  the

Seller's acquisition of any portion of the Assets ("Notes").

Any such liabilities related to the Financing Statements  or

Notes  can  and  will be paid off at or  prior  to  Closing,

except as further detailed on Schedule 6.N.

           O.    Except as disclosed on Schedule 6.0, Seller

and  Shareholders have not employed any broker or finder for the  purposes  of  completing the transactions  contemplated herein  or  for any transaction similar to the  transactions contemplated  herein such that no commission, finder's  fee,

brokerage  fee  or similar charge will be incurred  for  the consummation of the transactions contemplated herein.

           P.    Except  for  the transactions  contemplated

herein,  neither Seller nor Shareholders have  entered  into any  agreement  for the sale of the Assets (or  any  portion thereof)  or for the direct or indirect sale or exchange  of

Seller.

           Q.   Seller and Shareholders have received a copy

of  HRH=s  current S-4 registration statement dated February

12, 1992, most recent annual report, Form 10-K and Form 10-Q and  will  acknowledge receipt of an amendment or supplement to such registration statement.

            R.    Shareholders  and  Seller  understand  and

acknowledge that errors and omissions prior to the Effective

Date remain their risk exclusively and are not insured under

Buyer's  or  HRH's insurance program, and have been  advised to,  and  will,  take  out insurance, effective  as  of  the

Effective Date to insure each Shareholder and the Seller for claims arising under errors and omissions occurring prior to the  Effective Date; and when  such insurance is  purchased,

Shareholders  and Seller will furnish all such  certificates of insurance to Buyer and HRH as soon as is practicable.

           S.    Except as identified in Schedule  6.S,  all

relations between Seller and the present customers of Seller

are  good,  and  Shareholders  have   no  knowledge  of  any

proposed  termination  of  any insurance  account  presently written  or  serviced by Seller.  Also, except as  otherwise set forth in Schedule 6.S, all customer accounts, including,

without  limitation, those accounts with  respect  to  which

Seller  financed any premiums are current.  For purposes  of this  Section,  the terms "insurance account" and  "customer

account"   shall  be  limited  to  accounts  which  generate

aggregate annual income (commissions and fees) of $25,000 or more.

          T.   The census data for all of Seller's employees

as of the date hereof, in the form provided in Schedule 6.T,

is true and complete in all material respects.

           U.   The foregoing representations and warranties

shall survive the Closing.

      7.    Representations and Warranties of Buyer and HRH.

Buyer and HRH hereby represent and warrant to the Seller and the Shareholders as follows:

          A.   Buyer is duly organized, validly existing and

in good standing as a domestic corporation under the laws of the  State  of  Illinois;  HRH is  duly  organized,  validly existing  and  in  good  standing as a domestic  corporation under the laws of the Commonwealth of Virginia; each has the corporate  power  to  enter  into  the  transactions  hereby contemplated.

            B.     This   Agreement  and  the   transactions

contemplated hereby will not breach or violate any provision of Buyer's or HRH's articles of incorporation or bylaws.

           C.    Neither Buyer nor HRH has employed a broker

or  finder  for the purposes of completing the  transactions contemplated hereby.

           D.    The shares of HRH common stock to be issued

pursuant to this Agreement will, when so issued, be (i) duly

and   validly   authorized  and  issued,  fully   paid   and

nonassessable, (ii) duly registered under the Securities Act of  1933, as amended, and (iii) listed on the New York Stock

Exchange, subject only to the restrictions described in  the

Prospectus.

           E.   The foregoing representations and warranties

shall survive the Closing.

     8.   Conditions Precedent.

      8.1  Conditions Precedent to Performance by Buyer  and

HRH.   The obligation of Buyer and HRH to perform under this

Agreement is contingent upon the following conditions  being fulfilled  at  or  prior to Closing (or the Effective  Date,

where stated to be applicable):

           A.    At  or  prior to the Closing, each  of  the

Shareholders  (other than Bartlett) shall have entered  into an  Employment  Agreement and Covenant Not to  Compete  with

Buyer, in form and substance as set forth in Schedule  8.1.A attached hereto.

           B.    At  or  prior to the Closing, Robert  Avon,

James   Reier,  Jon  Pohlmann,  Chris  Slattery  and   Brent

McCormick  shall  have entered into an Employment  Agreement with  Buyer, in form and substance as set forth in  Schedule

8.1.B attached hereto.

           C.    At  or prior to the Closing, Buyer and  HRH

shall  have  received  Boseman,  Neighbour,  Patton  &  Noe,

counsel to Seller, an opinion, in form and substance as  set forth  in  Schedule 8.1.C attached hereto, dated as  of  the

Closing   Date,  that  the  representations  and  warranties

contained in Sections 6.A, 6.B, 6.C, 6.D, 6.E, and 6.F  made by  Seller  and  Shareholders to Buyer  and  HRH  are  true,

correct and complete and that the transfer of the Assets has been  completed without any liability to Buyer  or  HRH  for sales  or  use taxes or for failure to comply with the  Bulk

Sales  Act.   This  opinion will not  be  required  for  the

portion of the Assets purchased from LLC on October 7, 1996.

           D.    The  Shareholders  and  Seller  shall  have

complied  in all material respects with all representations,

warranties,  conditions, covenants and  agreements  required under  this  Agreement to be performed or complied  with  by

Seller or the Shareholders on or before the Closing Date.

            E.     No   suit,   action  or  proceeding,   or

governmental investigation, against or concerning,  directly or  indirectly,  Seller,  or  any  of  Seller's  assets  and properties, shall have been instituted or reinstituted,  nor shall  any basis therefor have arisen, that might result  in any  order or judgment of any court or of any administrative agency  which, in the opinion of the counsel for the  Buyer,

renders  it  impossible  or inadvisable  for  the  Buyer  to consummate  or  cause  to  be consummated  the  transactions contemplated by this Agreement.

          F.   All transactions contemplated hereby, and the

form  and  substance  of all legal proceedings  and  of  all instruments used or delivered hereunder, shall be reasonably satisfactory to counsel for the Buyer.

          G.   To the extent desired by the Buyer, the Buyer

shall have obtained a statement in writing from each of  the insurance  companies  identified (or to  be  identified)  in

Schedule 6.I of this Agreement, in form satisfactory to  the

Buyer  and  Buyer's  counsel, by which each  such  insurance company  agrees  that  it will not terminate  its  insurance

agency   contract  solely  by  reason  of  the  transactions

contemplated  in this Agreement and further agrees  that  it will  recognize  Buyer, its successors and assigns,  as  its agent  under  the  existing  agency  contract  between  such

company   and   Seller  or  that  it  will  enter   into   a

substantially  similar  agency  contract  with  Buyer,   its

successors and assigns.

           H.    There  shall have been no material  adverse

change in Seller's business, business prospects, assets  and properties, or goodwill between the date of the execution of this  Agreement and the Closing Date.  For purposes  hereof,

"material  adverse  change" means, without  limitation,  the loss  of  any  one  account generating an  aggregate  annual commission income of $25,000 or more.

           I.   The Buyer shall receive certified copies  of

resolutions  of  the Board of Directors and Shareholders  of

Bartlett,  to the extent deemed necessary by,  and  in  form satisfactory  to,  counsel for the  Buyer,  authorizing  the execution and delivery of this Agreement by Bartlett and the consummation of the transactions contemplated hereby.

           J.   At or prior to the Closing, unless waived in

writing by HRH, all of the liabilities listed or required to be  listed in Schedule 6.I as Insurance Company Payables and all  of  the liabilities listed or required to be listed  in

Schedule  6.N  shall  have  been  satisfied  in  the  manner prescribed in Section 12, infra.

           K.    At  or  prior to the Closing, each  of  the

Shareholders (other than Bartlett), and, if applicable,  all those persons designated in Section 8.1.B, above, shall have

obtained   all  licenses  and  other  regulatory   approvals

necessary  to  operate lawfully the property  and  casualty,

personal  lines and life insurance businesses (in  a  manner similar to the present conduct of such businesses by Seller)

to  be conducted by Buyer and each of its agents, solicitors and employees.

          L.   At or prior to the Closing, the parties shall

have  reached  an acceptable understanding with  respect  to

Bartlett's  and  LLC's  existing  leases  of  their   office

premises and Buyer's extent of assumption thereof.

           M.   Subject to fulfillment of certain conditions

precedent by HRH and Buyer, the board of directors of Seller will  recommend to the Shareholders that Shareholders  adopt this  Agreement.  Seller agrees to submit this Agreement  to the  Shareholders for adoption by unanimous written  consent with written waiver of notice of the terms of this Agreement prior to the Effective Date, but only after delivery by  HRH to  the  Shareholders  and  the  Seller  of  an  amended  or supplemented  S-4  registration statement for  HRH's  common stock to be issued pursuant to this Agreement and after  the

Shareholders  have  had an effective opportunity  to  review such prospectus.

           N.    The Management Incentive Agreement attached

hereto  as  Schedule 8.1.N shall have been executed  by  all

applicable  parties.   [Exhibit 1 to the  modified  Purchase

Agreement]

      8.2  Conditions Precedent to Performance by Seller and

Shareholders.   The obligation of the Shareholders  and  the

Seller  to consummate the transactions contemplated by  this

Agreement   shall   be  subject  to  the   satisfaction   or

fulfillment  on  or  prior  to  the  Closing  Date,  of  the following  conditions, in addition to any  other  conditions contained  in this Agreement, each of which may  be  waived,

collectively, by a majority in interest of the  Shareholders and the Seller:

The  registration statement on Form S-4 under the Securities

Act  of 1933 referred to in Section 8.1.M hereof shall  have been amended or supplemented and be effective under such Act and  not the subject of any "stop order" or threatened "stop order" and the amended or supplemented prospectus shall have been  delivered to the Shareholders and the Seller for their review  and  subsequent approval of this Agreement  and  the transactions contemplated thereby.

      9.   Covenants of Seller and Shareholders.  Seller and

Shareholders  covenant and agree that, except  as  otherwise consented to in writing by Buyer and HRH:

           A.    Regular Course of Business.  Prior  to  the

Transfer  Date, Seller will carry on its business diligently and  in  the ordinary course consistent with past management

practices,   except  as  otherwise  contemplated   by   this

Agreement.

           B.    Restricted  Activities and Transactions  of

Seller.   Prior to the Transfer Date, except as contemplated

by this Agreement, Seller will not engage in any one or more of the following activities or transactions:

                (1)  except for indebtedness in the ordinary

course  of business, issue, sell, deliver or agree to issue,

sell   or  deliver  any  stock,  bonds  or  other  corporate

securities of which Seller is the issuer (whether authorized and  unissued  or held in treasury), or grant  or  issue  or agree  to  grant  or  issue any options, warrants  or  other rights calling for the issue thereof;

                (2)  borrow or agree to borrow any funds  or

voluntarily  incur, or assume or become subject to,  whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent) except obligations and liabilities incurred in the ordinary course of business;

                 (3)   except  in  the  ordinary  course  of

business,  mortgage,  pledge or encumber  any  part  of  its assets, tangible or intangible;

                (4)   sell or transfer, or agree to sell  or

transfer,  any substantial part of its assets,  property  or rights; or cancel, or agree to cancel, any substantial debts or claims;

                 (5)   except  in  the  ordinary  course  of

business,  enter, or agree to enter, into any  agreement  or arrangement granting any preferential rights to purchase any of  the  assets, property, or rights of Seller or  requiring the  consent of any party to the transfer and assignment  of any such assets, property or rights;

                 (6)   except  in  the  ordinary  course  of

business, make or permit any amendment or termination of any material  contract, agreement or license to which  it  is  a party;

                 (7)   make  any  material  change  in   any

profit-sharing,  bonus,  deferred  compensation,  insurance,

pension, retirement or other employee benefit plan,  payment or arrangement, except as required by law;

                 (8)   except  for  minor  acquisitions   or

dispositions  effected in the ordinary course  of  business,

merge  or  consolidate  with any other corporation,  acquire control of any other corporation or business entity, or take any  steps  incident to or in furtherance  of  any  of  such actions  whether  by  entering into an  agreement  providing therefor or otherwise;

                (9)   make  any material alteration  in  the

manner  of keeping its books, accounts or records or in  the accounting practices therein reflected; or

                (10) except for transactions not referred in

clauses (1) - (9), above, and except in the ordinary  course

of   business,  enter  into  any  other  material  contract,

agreement, course of action or transaction.

           C.    Confidentiality.  Seller will, and will use

its    reasonable   efforts   to   cause   its    authorized

representatives   (including,   without   limitation,    the

Shareholders) to, hold in strict confidence and not disclose to  any  other  party without the prior written  consent  of

Buyer  and HRH, all information received by them from  Buyer or  HRH  in  connection  with the transactions  contemplated hereby,  and  the  terms  of  this  Agreement,  except  such information  may  be disclosed (i) where  necessary  to  any regulatory  authorities or governmental  agencies,  (ii)  if required  by court order or decree or applicable law,  (iii)

if  it  is  publicly available or (iv) if  it  is  otherwise contemplated herein.

           D.    Consents.  Seller will use its best efforts

to  obtain or take at the earliest practicable date  and  in

any   event   before   Closing,   all   consents,   estoppel

certificates  and filings necessary to the  consummation  of the transactions contemplated hereby which are necessary  to be  obtained by Seller or which are reasonably requested  by

Buyer or HRH.

           E.    No  Change in Ownership.  Between the  date

hereof and the Transfer Date, Seller and Shareholders  shall use  their  best efforts to ensure that there  shall  be  no change in ownership of Seller and no change in the interests of Seller held by each Shareholder.

           F.   Reasonable Efforts.  Between the date hereof

and  the  Transfer Date, Seller and Shareholders  shall  use their  reasonable efforts (i) to fulfill the conditions  set

forth   in  Section  8.1  hereof  and  (ii)  to  cause   the

representations and warranties under Section 6 hereof to  be and to remain true and correct.

           G.    Winding  Up.  Seller's conduct of  business

shall be wound up and concluded as soon as practicable  with the  result  being that all such business  shall  have  been transferred to Buyer.  All costs of winding down, including,

without  limitation, the termination or freezing of Seller=s benefit  plans  (which  shall be handled  as  set  forth  in

Schedule  9.G.), shall be borne by Seller; however,  to  the extent  HRH  aids Seller in any such benefit plan  work,  no costs shall be imposed on Seller by HRH for its work.

            H.    Nonsolicitation  Covenant.   Each  of  the

Shareholders, by signature hereto, covenants that  he  shall not for a period of five (5) years after the Effective Date,

directly  or  indirectly, except on  behalf  of  Buyer,  its successors  or  assigns, solicit or accept risk  management,

insurance  or  bond business from any of  the  customers  of

Seller  as of the moment immediately preceding the Effective

Date.   Each  of  the  Shareholders,  by  signature  hereto,

acknowledges:  (i) that this covenant is ancillary  to  this

Agreement,  is  integral hereto and is  independent  of  any

other   provision  herein,  (ii)  that  this   covenant   is

reasonably   necessary   for  the  protection   of   Buyer's

legitimate  business  interests; (iii)  that  this  covenant

poses   no  undue  hardship  on  the  Shareholders  and   is

reasonably limited as to duration and scope; and  (iv)  that

this   covenant  is  in  addition  to  any  covenants  which

Shareholders may make in any employment or other  agreements executed or to be executed with Buyer.  Further, if any part of  this  covenant is deemed overbroad or  void  as  against public  policy,  each  of  the  Shareholders,  by  signature hereto,  acknowledges that such invalid  portions  shall  be severable from this covenant and specifically requests that,

upon   such   event,  this  covenant  be  reformed   ("blue-

pencilled")   to   permit  Buyer  to  obtain   the   maximum

permissible benefit from this covenant.

      10.   Covenants  of  Buyer and  HRH.   Buyer  and  HRH

covenant and agree that, except as otherwise consented to in writing by Seller and Shareholders:

           A.    Confidentiality.  Buyer and HRH each  will,

and  each  will  use  its reasonable efforts  to  cause  its authorized representatives to, hold in strict confidence and not  disclose  to any other party without the prior  written consent of Seller and Shareholders, all information received by  them from Seller and Shareholders in connection with the transactions  contemplated hereby, and  the  terms  of  this

Agreement,  except  such information may  be  disclosed  (i)

where   necessary   to   any   regulatory   authorities   or

governmental  agencies, (ii) if required by court  order  or decree  or applicable law, (iii) if it is publicly available or (iv) if it is otherwise contemplated herein.

           B.   Reasonable Efforts.  Between the date hereof

and  the  Transfer  Date,  Buyer and  HRH  shall  use  their reasonable efforts (i) to fulfill the conditions  set  forth in  Section 8.2 hereof and (ii) to cause the representations and  warranties  under Section 7 hereof to remain  true  and correct.

      11.  Accounts and Other Receivables.  Seller and Buyer

agree  that  all  accounts receivable of Seller  as  of  the

Pre-Effective Moment (including commissions earned  but  not paid  on  business billed by Seller which  was  written  and having  an  effective date prior to the Effective Date,  but excluding  direct  bill commissions not received  by  Seller prior  to  the  Effective Date) to  be  attached  hereto  at

Closing  (or  as  soon  thereafter  as  is  practicable)  as

Schedule 11 belong to Seller and shall be paid to Seller  in the  manner  described below.  Buyer  shall  collect  for  a

period   of  six  months  after  the  Effective   Date   all

receivables paid to it which belong to Seller as  determined by  specific invoice.  If there is no invoice enclosed or to which  such  payment is attributable and neither Seller  nor

Buyer is aware of a dispute as to the oldest balance of such account,  then each payment shall be applied to  the  oldest balance  of that account first.  Not later than twenty  (20)

days after the end of any month, Buyer shall remit to Seller all  receivables  so collected for the  Seller,  or  if  the escrow account to be established pursuant to Section  12  is underfunded,  then,  and  to  such  extent  to  such  escrow account.  This arrangement shall continue until (i) all such existing  receivables  as of the Pre-Effective  Moment  have either  been paid to Seller or been determined by Seller  to be  bad  debts or (ii) six months after the Effective  Date,

whichever occurs first.  If all such receivables of Seller's have  not been collected or determined by Seller to  be  bad debts by April 1, 1997, any remaining accounts shall be  the

sole  responsibility  of Seller to collect.   Seller  agrees

that  it  will  not  litigate any accounts receivable  claim without the prior written consent of Buyer and HRH.

      12.  Accounts Payable and Other Liabilities of Seller.

Seller  and Buyer mutually acknowledge and agree that  Buyer is  not  assuming any of Seller's accounts payable or  other liabilities  of any kind whatsoever, whether  arising  prior to,  on  or after the Effective Date.  A list with  Seller's

Insurance  Company  Payables is to  be  attached  hereto  as

Schedule 6.I.  Seller and Shareholders covenant and agree to pay  all  liabilities and payables owed by Seller which  are related to its insurance business as they become due,  other than  any such liabilities or payables with respect to which there  exists  a  reasonable  basis  to  dispute  the  legal

obligation  to  pay such liability or account  payable.   To

ensure  full  payment  of  Seller's liabilities,  Buyer  and

Seller agree that an amount equal to the sum of 120% of  the amount  listed or required to be listed on Schedule  6.I  as

Insurance  Company Payables, plus 100% of the amount  listed

or   required  to  be  listed  on  Schedule  6.I  as  Credit

Receivables plus 100% of the amount listed or required to be listed  on  Schedule  6.N as Notes or  Financing  Statements shall  be drawn from the cash at Closing (including cash  to be  paid to each of the Shareholders for his covenant not to compete,  if  necessary)  or shall  be  collected  from  the receivables of Seller in due course after Closing  and  held in  co-escrow  in an interest-bearing account  in  favor  of

Seller  at  a  financial institution  of  Seller's  choosing

(which institution shall be reasonably available to HRH  and

Buyer,  and, for the choice of which, neither HRH nor  Buyer shall  be  liable in any way to Seller or Shareholders)  and drawn  upon  by  an  officer of Buyer and the  President  of

Seller  ("Escrow  Agents") to extinguish Seller's  Insurance

Company   Payables,  Credit  Receivables   and   any   other

liabilities, whether listed or not and to pay off the  Notes

and   the  Financing  Statements.   Receivables  of   Seller

collected by Buyer after the Effective Date may be deposited into the Escrow Account to the extent the Escrow Account  is underfunded  for as long as is necessary to  extinguish  the

debts   of  Seller  contemplated  herein.   When  all   such

liabilities  required  to  be listed  as  Insurance  Company

Payables, Credit Receivables, Notes or Financing Statements,

or  at  Buyer's discretion, when all such liabilities listed as  Insurance Company Payables, Credit Receivables, Notes or

Financing Statements other than those for which there  is  a reasonable  basis  to dispute Seller's legal  obligation  to pay,  have  been  paid or been adjusted and  satisfied,  the

Escrow  Agents  shall  release  the  balance  of  the   cash

(including interest accrued) to Seller (and Shareholders, if applicable).  Evidence of such payment shall be in the  form of a cancelled check or written receipt from the creditor or a  statement  that  all amounts owed or accrued  up  to  the

Effective  Date have been paid.  The release of the  balance of  the  cash  to  Seller (and Shareholders, if  applicable)

shall not relieve Seller of its obligation to pay any of its liabilities,  including  any  contested  liabilities  should

Seller be found liable.

     13.  Indemnification Provisions.

          A.   Indemnification of Buyer and HRH.  Seller and

Shareholders covenant and agree that each shall jointly  and severally indemnify and hold Buyer and HRH harmless from any and  all  damages  or expenses (including  legal  costs  and attorneys'  fees) which Buyer or HRH may suffer due  to  any breach  by  Seller  or Shareholders of any  representations,

warranties, conditions or covenants hereunder.  In addition,

Seller  and Shareholders shall indemnify and hold Buyer  and

HRH  harmless from any damages or expenses (including  legal costs  and attorneys' fees) which either may suffer or incur as  a result of any claim which relates back on or prior  to the  Effective Date and which may be asserted against  Buyer or HRH or any legal proceeding in which either may be made a party as a result of the purchase of the Assets, as a result of  the  conduct  or  operation of its  business  using  the

Seller's  Assets  prior to the Closing or  as  a  result  of

Closing prior to the Effective Date of the transfer  of  the

Assets.   The  foregoing  indemnities  shall  be  joint  and

several as to Seller and Messrs. Miles and Bracke  and shall

be  pro  rata  as  to  Messrs. Barrett and  Boyle.   Buyer's

Deferred  Obligations contain a right of  offset  to  secure this indemnity provided herein.

           B.    Collection  of Indemnity.   In  seeking  to

collect  this  indemnity, Buyer and  HRH  shall  first  make written demand on Seller (or shall offset from sums  due  to

Seller)  and  if  such demand shall not be satisfied  within thirty  (30)  days of receipt, Buyer and HRH may  then  make such demand on Shareholders.  Nothing herein shall be deemed to require Buyer and HRH to exhaust all potential collection

remedies  against  Seller  before  making  demand   of   any

Shareholder.

           C.    Limitations on Indemnity.  The time  period

for  assertion  of  this  indemnity shall  expire  with  the

payment   to   Seller  based  on  Year   3   Agency   Profit

(approximately thirty-eight (38) months after the  Effective

Date).  Any claim for indemnification shall not survive such payment  unless made in writing at or prior to the  time  of such  Year  3 payment of the Purchase Price.  The  aggregate amount  of potential liability for this indemnity is limited to the Purchase Price.

     14.  Miscellaneous.

           A.   Binding Nature, Assignments.  This Agreement

shall be binding upon and shall inure to the benefit of  the

parties   hereto  and  their  respective  heirs,  guardians,

personal   representatives,  successors  and  assigns.    No

amendment,  modification,  termination  or  waiver  of   any

provision  of this Agreement shall be effective  unless  the same shall be in writing and signed by all parties hereto.

           B.    GOVERNING  LAW.   THIS AGREEMENT  SHALL  BE

GOVERNED  BY  AND CONSTRUED AND ENFORCED IN ACCORDANCE  WITH

THE LAWS OF THE STATE OF ILLINOIS.

           C.    Headings and Exhibits.  The headings of the

various  Sections  herein are for convenience  of  reference only  and  shall  not define or limit any of  the  terms  or

provisions  hereof.   All  Schedules  and  other   documents

referred to in this Agreement are an integral part  of  this

Agreement.

          D.   Notices.  Any notices or other communications

required  or  permitted hereunder shall be  in  writing  and delivered  at  the addressesdesignated below, or  mailed  by overnight mail, registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished  by one party to the other in compliance with the terms hereof:

If to Buyer or HRH, to:

Mr. Robert H. Hilb, President
Hilb, Rogal and Hamilton Company
4235 Innslake Drive
P.O. Box 1220
Glen Allen, Virginia  23060-1220

With a copy to:

Walter L. Smith, Esquire
Hilb, Rogal and Hamilton Company
4235 Innslake Drive
P.O. Box 1220
Glen Allen, Virginia  23060-1220

If to Seller or Shareholders, to:

Mr. Richard J. Miles, President
Bartlett Agency, Inc.
P. O. Box 970
Moline, Illinois 61266-0970

With a copies to:

Mr. Douglas A. Yoh
Marsh, Berry and Company, Inc.
7466 Auburn Road
Concord, Ohio 44077

Gary L. Sissel, Esquire
Boseman, Neighbour, Patton & Noe
Fifth Avenue Building
1630 Fifth Avenue
P. O. Box 659
Moline, Illinois 61266-0659
All such notices and other communications shall be effective when  delivered at the designated addresses or deposited  in the mails in conformity with the provisions hereof.

          E.   Public Releases.  Buyer and Seller agree that

HRH  may  publicly  release  the  announcement  attached  as

Schedule 14.E concerning the purchase of the Assets.

           F.    Casualty Loss.  The Seller shall  bear  the

risk of loss, destruction, or damage to the Assets caused by

fire  or  other  casualty through Closing Date.   Thereafter

such risk shall shift to the Buyer.

           G.    Payment  of Fees.  Buyer, Seller,  HRH  and

Shareholders  shall each pay their own attorneys'  fees  and other expenses relating to this transaction.

          H.   Further Instruments and Actions.  The parties

shall   execute   and  deliver  such  other  documents   and

instruments  as  may  be  reasonably  necessary  (including,

without limitation, obtaining the signatures of spouses) and shall  take  such  further action as  may  be  necessary  or appropriate,  to  carry out the terms and purposes  of  this

Agreement.

          I.   Right to Modify or Amend.  The parties may at

any  time by mutual agreement modify or amend this Agreement in any manner as agreed upon by them in writing.

           J.    Termination.   At any  time  prior  to  the

Closing,   the  parties  may  by  mutual  written  agreement

terminate this Agreement.  In the event this Agreement is so terminated,  the  parties shall have no  liability  to  each other hereunder.

           K.    Complete Agreement.  This Agreement and the

Schedules hereto constitute the entire Agreement between the parties hereto with respect to the transactions contemplated

herein.   No  representation,  promise  or  inducement   not

included or required to be included herein shall be  binding upon any party hereto.

           L.    Execution and Counterparts.  This Agreement

may be executed in any number of counterparts, each of which shall  be  deemed  an  original,  but  all  of  which  shall represent one agreement.

            M.     Severability.   Any  provision  of   this

Agreement  which is invalid, illegal or unenforceable  shall be  ineffective to the extent of such invalidity, illegality or  unenforceability,  without  affecting  in  any  way  the remaining provisions hereof.

            N.     Understanding   of  Agreement.    Seller,

Shareholders, HRH and Buyer acknowledge that each  has  read and  understood the provisions of this Agreement,  and  that this Agreement entered into voluntarily and after having had all  opportunities  to seek such advice  as  each  may  have

wished    to   receive.                        O.      Later

Acquisitions.   Seller and Shareholders acknowledge  that  a

later acquisition by Buyer of another insurance agency could affect the determination of Year 1, Year 2 and Year 3 Agency

Profit  and agree to cooperate with Buyer and HRH in  making any  adjustments as necessary to this Agreement to carry out

its  intent.   Prior to October 1, 1999, HRH may  not  cause

Buyer to make any acquisitions affecting Year 1, Year  2  or

Year  3 Agency Profits unless either Mr. Miles or Mr. Bracke has consented thereto.

           P.    Case and Gender.  Wherever required by  the

context of this Agreement, the singular and plural cases and

the   masculine,  feminine  and  neuter  genders  shall   be

interchangeable.

           Q.   HRH Policy on Post-Acquisition Cash Held  by

Buyer.   Seller and Shareholders acknowledge that they  have

been  informed  of the policy of HRH not to allow  cash  and cash  equivalents in excess of what HRH believes to  be  the appropriate  amount  of  working  capital  for  any  of  its operating  offices to remain in an interest-earning  account

for  the  benefit  of  that office.   As  such,  Seller  and

Shareholders acknowledge that HRH, subject to any applicable

state  law  restrictions,   will cause  any  such  excessive

amounts  of  cash and equivalents to be dividended  to  HRH,

that   such   dividends  would  reduce   interest   earnings

attributable to Buyer after the Effective Date, and that HRH has the right to declare such dividends.

          R.   Nonwaiver.  The waiver by HRH or Buyer of any

provision  of  this  Agreement  shall  not  operate  or   be

construed  as  a  waiver  of any other  provisions  of  this

Agreement.

     WITNESS the following signatures and seals:
BUYER:

HILB, ROGAL AND HAMILTON COMPANY
OF THE QUAD CITIES

By ______________________________________
Its ______________________________________


SELLER:

BARTLETT AGENCY, INC.

By ______________________________________
Its ______________________________________


HRH:

HILB, ROGAL AND HAMILTON COMPANY

By ______________________________________
Its ______________________________________


SHAREHOLDERS:

_________________________________________
Richard J. Miles

_________________________________________
Thomas K. Bracke

_________________________________________
John J. Barrett

_________________________________________
Bradley T. Boyle

Guaranty:

The obligation of Buyer to make any payments to Seller is hereby guaranteed by HRH to the same extent as the Buyer is obligated to make any such payments. In seeking to enforce any such guaranty, Seller need not exhaust all collection efforts or remedies against Buyer first.

HILB, ROGAL AND HAMILTON COMPANY

By ______________________________________
Its ______________________________________